                                                                     Exhibit 1.4

                              BANK ONE CAPITAL V

                          (a Delaware business trust)

                       11,000,000 Preferred Securities

                          8.00% Preferred Securities
              (Liquidation Amount of $25 Per Preferred Security)
                            UNDERWRITING AGREEMENT


Dated: January 22, 2001

                              BANK ONE CAPITAL V

                          (a Delaware business trust)

                        11,000,000 Preferred Securities

                          8.00% Preferred Securities
              (Liquidation Amount of $25 Per Preferred Security)

                            UNDERWRITING AGREEMENT


                                                                January 22, 2001
Morgan Stanley Dean Witter Co.
Banc One Capital Markets, Inc.
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Prudential Securities Incorporated
Salomon Smith Barney, Inc.
UBS Warburg LLC
 As representatives of the several Underwriters
c/o Morgan Stanley Dean Witter Co.
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

          BANK ONE CAPITAL V (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.) (the "Delaware Act") and BANK
                                                         ------------
ONE CORPORATION, a Delaware corporation (the "Company" and, together with the
                                              -------
Trust, the "Offerors") confirm their agreement (the "Agreement") with Morgan
            --------                                 ---------
Stanley Dean Witter Co. ("Morgan Stanley") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, Banc One Capital Markets, Inc., A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Salomon Smith Barney, Inc. and UBS Warburg LLC are acting as representatives (in such capacity, the "Representatives"), with
                                                  ---------------
respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 8.00% Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "Preferred Securities") set forth in said Schedule A, and with respect to the
 --------------------
grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the additional Preferred Securities to cover over-allotments, if any. The aforesaid 11,000,000 Preferred Securities (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,000,000 Preferred Securities subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called,
                          -----------------
collectively, the "Designated Securities."

          The Designated Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities
      ------------------------------
Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as
                          ----------------------------------------
of January 30, 2001, between the Company and The Chase Manhattan Bank, as Trustee (the "Guarantee Trustee"). The Preferred Securities and the related
              -----------------
Preferred Securities Guarantees are referred to herein as the "Securities".
                                                               ----------

          The Offerors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities")
                                                           -----------------
guaranteed by the Company, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, and redemption (the "Common Securities Guarantee" and together with the Preferred
                 ---------------------------
Securities Guarantee, the "Guarantees") pursuant to the Common Securities
                           ----------
Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together
                          -------------------------------------
with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"),
                                                        --------------------
dated as of January 30, 2001, executed and delivered by the Company for the benefit of the holders of the Common Securities, and will be used by the Trust to purchase $275,000,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures due January 30, 2031 (the "Subordinated Debt
                                                          -----------------
Securities") to be issued by the Company and, if all or any part of the Option
----------
Securities are purchased, up to approximately an additional $25,000,000 aggregate principal amount of Subordinated Debt Securities (the "Option
                                                                 ------
Subordinated Debt Securities").  The Preferred Securities and the Common
----------------------------
Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of January 30, 2001 (the "Declaration"), among the
                                                       -----------
Company, as Sponsor, the trustees named therein (the "Trustees") and the holders
                                                      --------
from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of January 1, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Debt Trustee") (the "Base Indenture"), and a supplement thereto,
              ------------         --------------
dated as of January 30, 2001 (the "Supplemental Indenture," and together with
                                   ----------------------
the Base Indenture and any other amendments or supplements thereto, the "Indenture"), among the Company and the Debt Trustee.
----------

          The Offerors have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-
      ----------
47022) covering the registration of, among other securities, (i) the Preferred Securities, (ii) the Preferred Securities Guarantee and (iii) the Subordinated Debt Securities under the

Securities Act of 1933 (the "1933 Act"), which permits the delayed or continuous
                             --------
offering of securities pursuant to Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Promptly after
                                    --------------------
execution and delivery of this Agreement, the Offerors will either (i) prepare and file a prospectus in accordance with the provisions of Rule 424(b) ("Rule
                                                                         ----
424(b)") of the 1933 Act Regulations or (ii) if the Offerors have elected to
------
rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a
                     --------
term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and
               ----------
Rule 424(b). The information included in such Term Sheet that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective is referred to as "Rule 434 Information." Each prospectus used before such Rule
                --------------------
424(b) prospectus has been filed and any prospectus that omitted the Rule 434 Information, in each case that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary
                                                                  -----------
prospectus." Such registration statement, including the exhibits thereto,
----------
schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 434 Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule
 ----------------------
462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration Statement"
                                                        ----------------------
shall include the Rule 462 (b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the
 ---------                                        ----------
preliminary prospectus together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").
                   -----

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the
                                ---------    --------      ------
Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is
                                                             --------
incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

          SECTION 1.    Representations and Warranties. The Offerors jointly and
                        -------------------------------
severally represent and warrant to each Underwriter as of the date hereof and as of the applicable delivery date, if any (each such date being hereinafter referred to as a "Delivery Date"), as follows:

          (1)   Compliance with Registration Requirements. The Company meets the
                -----------------------------------------
     requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement became effective and at the Delivery Date, the Registration Statement and any post-effective amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act, the regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and the Trust Indenture Act of 1939 (the
               --------------------
     "1939 Act") and the rules and regulations of the Commission under the 1939
      --------
     Act (the "1939 Act Regulations"), and did not and will not contain an
               --------------------
     untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as amended or supplemented, if applicable, at the Delivery Date and at the Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the representations and warranties in this subsection
     --------  -------
     shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through Morgan Stanley Dean Witter Co. expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was, at the time of such delivery, identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2)   Incorporated Documents. The documents incorporated or deemed to
                ----------------------
     be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at each Delivery Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (3)   No Material Adverse Change in Business. Since the respective
                --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"),
                                                   -----------------------
     whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock, par value $0.01 per share, of the Company (the "Common
                                                                   ------
     Stock") and the regular quarterly dividends on the Company's Preferred
     -----
     Stock with Cumulative and Adjustable Dividends, Series B ($100 stated value), $0.01 par value; and Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 stated value), $0.01 par value, in amounts per share that are consistent with or a decrease from past practice or publicly announced increases prior to the date of the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made on any class of its Capital Stock.

          (4)   Good Standing of the Company and its Subsidiaries. The Company
                -------------------------------------------------
     has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company has been duly incorporated chartered or organized and is validly existing as a corporation or national banking association, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization.

          (5)   Capitalization. The authorized, issued and outstanding capital
                --------------
     stock of the Company is as set forth in the Prospectus Supplement in the column entitled "Actual" under the caption "Capitalization" (except for
                      ------                     --------------
     common stock repurchases pursuant to the Company's publicly announced stock repurchase program and subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus or as otherwise described in the Prospectus).

          (6)   Authorization and Description of Designated Securities. The
                ------------------------------------------------------
     Designated Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Designated Securities conform to the statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the holders of the Designated Securities (the "Security holders") will be entitled to
                                        ----------------
     the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Designated Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (7)   Authorization and Description of Common Securities. The Common
                --------------------------------------------------
     Securities have been duly and validly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at each Delivery Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (8)   Good Standing of the Trust. The Trust has been duly created and
                --------------------------
     is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and the Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the

     Declaration and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (9)   Absence of Defaults and Conflicts. The issue and sale of the
                ---------------------------------
     Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debt Securities by the Trust and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Subordinated Debt Securities by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Declaration, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under 1939 Act.

          The issuance by the Company of the Guarantees and the Subordinated Debt Securities, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Declaration, the Subordinated Debt Securities, the Guarantee Agreements and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issue of the Guarantees and the Subordinated Debt Securities or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under the 1939 Act.

          (10)  Authorization of Agreements. This Agreement, the Guarantee
                ---------------------------
     Agreements, the Subordinated Debt Securities, the Declaration and the Indenture have each been duly authorized and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Declaration, by the Trustees and, in the case of the Indenture, by the Debt Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is sought in a proceeding at law or in equity); the Subordinated Debt Securities are entitled to the benefits of the Indenture; and the Guarantee Agreements, the Subordinated Debt Securities, the Declaration and the Indenture conform to the descriptions thereof in the Prospectus.

          (11)  Accuracy of Exhibits. There are no contracts or documents which
                --------------------
     are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (12)  Investment Company Act. The Trust is not, and after giving
                ----------------------
     effect to the offering and sale of the Preferred Securities will not be, an "investment company," or an entity "controlled" by an "investment company,"
      ------------------                 ----------         ------------------
     as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").
           -----------------------

          (13)  Legal or Governmental Proceedings. There are no legal or
                ---------------------------------
     governmental proceedings pending or threatened to which the Trust or the Company or any of its subsidiaries is a party or to which any of the properties of the Trust or the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

          (14)  Qualification of Agreements. Each of the Declaration, the
                ---------------------------
     Indenture and the Preferred Securities Guarantee has been qualified under the 1939 Act and has been duly authorized by the Company and the Trust, as applicable.

          SECTION 2.  Sale and Delivery to Underwriters; Closing.  (a)  Initial
                      ------------------------------------------        -------
Securities.  On the basis of the representations and warranties herein contained
-----------
and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (1)   Option Securities. In addition, on the basis of the
                -----------------
     representations and warranties herein contained and subject to the terms and conditions set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,000,000 Preferred Securities at the price per Preferred Security set forth in Schedule B, plus accrued distributions from January 30, 2001. The option hereby granted will expire fourteen calendar days after the closing date of the Preferred Securities and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and a Delivery Date shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Preferred Securities.

          (2)   Commission. As compensation to the Underwriters for their
                ----------
     commitments hereunder and in view of the fact that the proceeds of the sale of the Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay to the Representatives, for the accounts of the several Underwriters, a commission per security set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

          (3)   Payment. Payment of the purchase price for, and delivery of
                -------
     certificates for, the Initial Securities shall be made at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 10:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Offerors (such time and date of payment and delivery being herein called "Closing Time").
      ------------

          In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Trust, on each Delivery Date as specified in the notice from the Representatives to the Trust.

          Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Morgan Stanley, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Delivery Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

At the Closing Time and on each Delivery Date, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2(b) hereof by wire transfer of immediately available funds to a bank account designated by Morgan Stanley.

          (4)   Denominations; Registration. Certificates for the Initial
                ----------------------------
Securities an the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Delivery Date, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Delivery Date, as the case may be.

          SECTION 3.    Covenants of the Offerors. Each of the Offerors jointly
                        --------------------------
and severally covenants with each Underwriter as follows:

          (1)   Compliance with Securities Regulations and Commission Requests.
                ---------------------------------------------------------------
     The Offerors, subject to Section 3(b), will comply with the requirements of Rule 434 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (2)   Filing of Amendments. The Offerors will give the Representatives
                ---------------------
notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (3)   Delivery of Registration Statements. The Offerors have furnished
                ------------------------------------
or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (4)   Continued Compliance with Securities Laws. The Offerors will
                -----------------------------------------
comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (5)   Blue Sky Qualifications. The Offerors will use their best
                ------------------------
efforts, in cooperation with the Underwriters, to qualify the Preferred Securities and the Subordinated Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that each of the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (6)   Rule 158. The Trust and the Company will make generally
                ---------
available to their Security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (7)   Restriction on Sale of Securities. During a period of fourteen
                ----------------------------------
days from the date hereof, neither the Trust nor the Company will, without the prior written consent of Morgan Stanley, directly or indirectly, offer, sell, offer to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Company which are substantially similar to the Preferred Securities, including any guarantee of such securities. The foregoing sentence shall not apply to any of the Securities to be sold hereunder.

          (8)   Reporting Requirements. The Company, during the period when the
                -----------------------
     Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 3A.  Covenants of the Underwriters.  Each of the Underwriters
                       ------------------------------
represents and agrees as follows:


          (9)   Compliance with NASD Conduct Rules. The Underwriters will comply
                -----------------------------------
     with the provisions of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), including, without
                                                   ----
     limitation, sections (b)(2)(B) and (b)(3)(D) thereof.


          (10)   Sales in United Kingdom. Each Underwriter (a) has not offered
                 ------------------------
     or sold and prior to the date six months after the date of issue of the Preferred Securities will not offer or sell any Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) has complied, and will comply with, all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (c) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

          SECTION 4.    Payment of Expenses. (a) Expenses. The Company will pay
                        --------------------
all expenses incident to the performance of each Offeror's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee, in connection with the Indenture and the Subordinated Debt Securities,
(x) the fees and expenses of the Institutional Trustee and the Delaware Trustee (each as defined in the Declaration), including the fees and disbursements of counsel for the Institutional Trustee and the Delaware Trustee, in connection with the Declaration and the Certificate of Trust, (xi) any fees charged by securities rating services for rating the Preferred Securities and the Subordinated Debt Securities, (xii) the fees and expenses of any transfer agent or registrar for the Securities, (xiii) the cost of qualifying the Preferred Securities with The Depository Trust Company, (xiv) the fees and expenses of the Preferred Guarantee Trustee, including the fees and disbursements of counsel for the Preferred Guarantee Trustee, and (xv) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debt Securities on the New York Stock Exchange.

          (1)   Termination of Agreement. If this Agreement is terminated by the
                ------------------------
Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.    Conditions of Underwriters' Obligations. The obligations
                        ----------------------------------------
of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any officer of the Offerors or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

          (1)   Effectiveness of Registration Statement. The Registration
                ----------------------------------------
     Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time or the relevant Delivery Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in accordance with Rule 424(b) or, if the Offerors have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (2)   Opinion of Counsel. At the Closing Time or the relevant Delivery
                ------------------
 Date, as the case may be, the Representatives shall have received:

                (1) The favorable opinion, dated as of the Closing Time of Christine A. Edwards, Esq., Chief Legal Officer or on the relevant Delivery Date, of a deputy general counsel, for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit A.

                (2) The favorable opinion, dated as of the Closing Time or the relevant Delivery Date, as the case may be, of Richards, Layton and Finger LLP, special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit B.

                (3) The favorable opinion, dated as of the Closing Time or the relevant Delivery Date, as the case may be, of Cravath, Swaine & Moore, counsel for the Institutional Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit C.

                (4) The favorable opinion, dated as of the Closing Time or the relevant Delivery Date, as the case may be, of Cravath, Swaine & Moore, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

                (5) The favorable opinion, dated as of the Closing Time of Cravath, Swaine & Moore, special tax counsel for the Offerors, in form and substance satisfactory to the Underwriters.

          (3)   Officers' Certificate. At the Closing Time or the relevant
                ---------------------
Delivery Date, as the case may be, since the date hereof or since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of either the Company and its subsidiaries considered as one enterprise, or the Trust, as the case may be, whether or not arising in the ordinary course of business and the Representatives shall have received a certificate, dated as of the Closing Time or the relevant Delivery Date, as the case may be, from each of (a) the President, Vice Chairman, Treasurer or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company and (b) a Regular Trustee (as defined in the Declaration) of the Trust, to the effect that
(i) there has been no such material adverse change in the conditions of the Company or the Trust, as the case may be, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time or the relevant Delivery Date, as the case may be, (iii) the Company or the Trust, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time or the relevant Delivery Date, as the case may be, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (4)   Accountant's Comfort Letter. At the time of the execution of
                ----------------------------
this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.


          (5)   Bring-down Comfort Letter. At the Closing Time the
                --------------------------
Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (6)   Maintenance of Rating. At the Closing Time or the relevant
                ----------------------
Delivery Date, as the case may be, the Preferred Securities and the Subordinated Debt Securities shall be rated in one of the four highest rating categories for long term debt ("Investment Grade") by Moody's Investor's Service and by
                 ----------------
Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities and the Subordinated Debt Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Preferred Securities or the Subordinated Debt Securities or any of the Company's other securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating with a negative implication of the Preferred Securities and the Subordinated Debt Securities or any of the Company's other securities.

          (7)   Additional Documents. At the Closing Time, counsel for the
                ---------------------
Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (8)   Termination of Agreement. If any condition specified in this
                -------------------------
     Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Delivery Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          (9)   Approval of Listing. At the Closing Time, the Preferred
                --------------------
     Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.


          SECTION 6.    Indemnification. (a) Indemnification of Underwriters.
                        ---------------
The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue state statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements there in, in the light of the circumstances under which they were made, not misleading;

               (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (3) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Morgan Stanley), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Morgan Stanley Dean Witter Co. expressly for use in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden that a copy of the Prospectus (as then amended or supplemented if the Offerors shall have furnished any such amendments or supplements thereto), but excluding documents incorporated or deemed to be incorporated by reference, was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

          (2)   Indemnification of Offerors, Directors and Officers. Each
                ----------------------------------------------------
Underwriter severally agrees to indemnify and hold harmless the Offerors, their directors, trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through Dean Witter Co.

expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (3)   Actions against Parties; Notification. Each indemnified party
                -------------------------------------
shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Morgan Stanley, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with
--------  -------
the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          SECTION 7.    Contribution. If the indemnification provided for in
                        ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the

Company. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.    Representations, Warranties and Agreements to Survive
                        -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Preferred Securities to the Underwriters.

          SECTION 9.    Termination of Agreement.  (a)  Termination; General.
                        ------------------------        --------------------
The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Designated Securities or to enforce contracts for the sale of the Designated Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York or Illinois State authorities.

          (1)  Liabilities.  If this Agreement is terminated pursuant to this
               -----------
Section, such termination shall be without liability of any party to any other party except as provided in section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10.   Default by One or More of the Underwriters.  If one or
                        ------------------------------------------
more of the Underwriters shall fail at Closing Time or a Delivery Date to purchase the Designated Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall
                           --------------------
have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the

Representatives shall not have completed such arrangements within such 24-hour period, then:

          (1) if the number of Defaulted Securities does not exceed 10% of the number of Designated Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (2) if the number of Defaulted Securities exceeds 10% of the number of Designated Securities, this Agreement or, with respect to any Delivery Date which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Offerors to the sell the Option Securities shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Delivery Date which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Offerors shall have the right to postpone Closing Time or the relevant Delivery Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11.    Notices.  All notices and other communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Morgan Stanley Dean Witter Co., 1585 Broadway, New York, NY 10036, Attention: Michael Fusco; notices to the Trust and the Company shall be directed to them at 1 Bank One Plaza, Chicago, Illinois 60670, Attention: Treasurer.

          SECTION 12.    Parties.  This Agreement shall each inure to the
                         -------
benefit of and be binding upon the Underwriters and the Trust and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.    GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE
                         ----------------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14.    Effect of Headings.  The Article and Section headings
                         ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.


                                   Very truly yours,

                                   BANK ONE CAPITAL V,

                                        by
                                             /s/ M. Eileen Kennedy
                                             ----------------------------------
                                             Name:  M. Eileen Kennedy
                                             Title: Regular Trustee

                                   BANK ONE CAPITAL V,

                                        by
                                             /s/ M. Eileen Kennedy
                                             ---------------------------------
                                             Name:  M. Eileen Kennedy
                                             Title: Regular Trustee


CONFIRMED AND ACCEPTED,
as of the date first above written:

Morgan Stanley Dean Witter Co.
BANC ONE CAPITAL MARKETS, INC.
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
SALOMON SMITH BARNEY INC.
UBS WARBURG LLC
By:  Morgan Stanley Dean Witter Co.


By
  /s/ Michael Fusco
  ---------------------------
  Name:  Michael Fusco
  Title: Principal

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A

                                                                                 Number of
                       Name of Underwriters                                 Preferred Securities
                       --------------------                                 --------------------
Morgan Stanley Dean Witter Co...............................................     1,380,000
Banc One Capital Markets, Inc...............................................     1,380,000
A.G. Edwards & Sons, Inc....................................................     1,379,000
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated...............................................................     1,379,000
Prudential Securities Incorporated..........................................     1,379,000
Salomon Smith Barney Inc....................................................     1,379,000
UBS Warburg LLC.............................................................     1,379,000
ABN Amro Incorporated.......................................................        70,000
Banc of America Securities LLC..............................................        70,000
Bear, Stearns & Co. Inc.....................................................        70,000
CIBC World Markets Corp.....................................................        70,000
Credit Suisse First Boston Corporation......................................        70,000
Dain Rauscher Incorporated..................................................        70,000
Deutsche Banc Alex. Brown Inc...............................................        70,000
First Union Securities, Inc.................................................        70,000
Goldman, Sachs & Co.........................................................        70,000
Legg Mason Wood Walker, Incorporated........................................        70,000
Lehman Brothers Inc.........................................................        70,000
Raymond James & Associates, Inc.............................................        70,000
Charles Schwab & Co., Inc...................................................        70,000
U.S. Bancorp Piper Jaffray Inc.,
Wachovia Securities, Inc....................................................        70,000
Advest Inc..................................................................        35,000
Robert W. Baird & Co. Incorporated..........................................        35,000
George K. Baum & Company....................................................        35,000
BB&T Capital Markets, a Division of Scott & Stringfellow....................        35,000
Crowell, Weedon & Co........................................................        35,000
Davenport & Company LLC.....................................................        35,000
D.A. Davidson & Co..........................................................        35,000
Doley Securities, Inc.......................................................        35,000
Fahnestock & Co.............................................................        35,000
Fifth Third Securities, Inc.................................................        35,000
First Albany Corporation....................................................        35,000
Fleet Securities, Inc.......................................................        35,000
Gibraltar Securities Co.....................................................        35,000

Gruntal & Co., L.L.C............................................................   35,000
H&R BLOCK Financial Advisors, Inc...............................................   35,000
J.J.B. Hillard, W.L. Lyons, Inc.................................................   35,000
Janney Montgomery Scott LLC.....................................................   35,000
Josephthal & Co. Inc............................................................   35,000
CL King & Associates, Inc.......................................................   35,000
McDonald Investments Inc.,
  a KeyCorp Company.............................................................   35,000
McGinn, Smith & Co. Inc.........................................................   35,000
Mesirow Financial, Inc..........................................................   35,000
Morgan Keegan & Co., Inc........................................................   35,000
NatCity Investments, Inc........................................................   35,000
Parker/Hunter Incorporated......................................................   35,000
Pershing/Division of Donaldson,
  Lufkin & Jenrette.............................................................   35,000
Ragen MacKenzie, a Division of Wells Fargo    Investments LLC...................   35,000
The Robinson-Humphrey Company, LLC..............................................   35,000
Muriel Siebert & Co., Inc.......................................................   35,000
Southwest Securities, Inc.......................................................   35,000
Stifel, Nicolaus & Company Incorporated.........................................   35,000
TD Securities (USA) Inc.........................................................   35,000
Tucker Anthony Incorporated.....................................................   35,000
Utendahl Capital Partners, L.P..................................................   35,000
Wedbush Morgan Securities.......................................................   35,000
Wells Fargo/Van Kasper & Co.....................................................   35,000
The Williams Capital Group, L.P.................................................   35,000

                                                                      SCHEDULE B

                              BANK ONE CAPITAL V
                        11,000,000 Preferred Securities
                          8.00% Preferred Securities
              (Liquidation Amount of $25 Per Preferred Security)


          1. The initial public offering price per security for the Preferred Securities, determined as provided in Section 2, shall be $25.00.

          2. The purchase price per security for the Preferred Securities to be paid by the several Underwriters shall be $25.00, being an amount equal to the initial public offering price set forth above; provided that the purchase price per Preferred Security for any Option Securities purchased upon exercise of the over-allotment option described in Section 2(b) shall be increased by an amount per Preferred Security equal to any accrued distributions through the Delivery Date on which such Option Securities are purchased.

          3. The Underwriters propose to offer the Preferred Securities, in part, to certain securities dealers at the initial public offering price per security less a concession of $0.50 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.40 per Preferred Security to certain brokers and dealers.

          4. The commission per Preferred Security to be paid by the Company to the Underwriters for their commitments hereunder shall be $0.7875 per Preferred Security, or $8,662,500 in the aggregate. However, such commission will be $0.50 per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser.

                                                                       Exhibit A

                 FORM OF OPINION OF CHRISTINE A. EDWARDS, ESQ.
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)

                                                                       Exhibit B

              FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.
                         TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(ii)

                                                                       Exhibit C


                  FORM OF OPINION OF CRAVATH, SWAINE & MOORE
                          TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)(iii)